                                                                    EXHIBIT 99.3

     (AMERICAN APPRAISAL LOGO)
International Valuation Consultancy

                                                            (Chinese Characters)
                                                            (Chinese Characters)
                                                                Rm 1506-10, 15/F
                                                       Dah Sing Financial Centre
                                                             108 Gloucester Road
                                                              Wanchal, Hong Kong
                                        (Chinese Characters) Tel: (852)2511 5200
                                        (Chinese Characters) Fax: (852)2511 9526
                                                   www.american-appraisal.com.hk

May 7, 2007

Yingli Green Energy Holding Company Limited
No. 3055, Middle Fuxing Road
Baoding, China

                        CONSENT OF INDEPENDENT APPRAISER

American Appraisal China Limited ("AAC") hereby consents to the references to AAC's name, valuation methodologies, assumptions and value conclusions for accounting purposes, with respect to its appraisal reports addressed to the board of Yingli Green Energy Holding Company Limited (the "Company") dated March 30, 2007, in the Company's Registration Statement on Form F-1 (together with any amendments thereto, the "Registration Statement") to be filed with the U.S. Securities and Exchange Commission. AAC also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

                                        AMERICAN APPRAISAL CHINA LIMITED


                                        /s/ James Kwok
                                        ----------------------------------------
                                        Name: James Kwok
                                        Title: Vice President